INTL: Historical Reconciliation to Adjusted EBITDA

INTL FCStone®

(Fiscal Year Ended September 30th)

($Millions)	2017	Fiscal Year Ended, 2018	2019	LTM 3/31/20
Net income	$6.4	$55.5	$85.1	$99.1
+ Interest expense	42.1	80.7	154.7	147.1
+ Depreciation and amortization	9.8	11.6	14.0	16.0
+ Income tax expense	8.8	46.0	25.9	34.4
EBITDA	**$67.1**	**$193.8**	**$279.7**	**$296.6**
+ Amortization of share based compensation expense	6.3	6.6	8.1	9.3
- Interest attributable to short-term financing facilities of subsidiaries	(32.7)	(70.6)	(142.0)	(135.5)
- Other gain	-	(2.0)	(5.5)	(0.2)
+ Bad debt (recovery) on physical coal, net of incentive recapture	42.7	1.0	(12.4)	(10.0)
Adjusted EBITDA	**$83.4**	**$128.8**	**$127.9**	**$160.2**